Exhibit 10.17
[Federal Express Corporation letterhead]
May 29, 2009
VIA EMAIL (richard.r.ochs@boeing.com)
The Boeing Company
P.O. Box 3707
Seattle, Washington 98124-2207
U.S.A.

Attention:	Richard R. Ochs, Regional Director Aircraft Contracts, Boeing Commercial Airplane

Re:	Purchase Agreement No. 3157 between The Boeing Company and Federal Express Corporation Relating to Boeing Model 777-FREIGHTER Aircraft, dated November 7, 2006 (together with the ancillary documents thereto, the “Purchase Agreement”)
Dear Mr. Ochs:
Thank you for your letter dated May 19, 2009, to Mr. Kevin Burkhart of Federal Express Corporation, identified as Letter 6-1162-RRO-1100.
In connection therewith, we are pleased to inform you that Federal Express Corporation agrees to the return of the Aircraft identified in your letter dated December 30, 2008, to Mr. Phil Blum of Federal Express Corporation, identified as Letter 6-1162-RRO-1069, as having a revised scheduled delivery month of [ * ] (the “Subject Aircraft”) to its previously scheduled delivery month of [ * ].
Please do not hesitate to contact me should you have any questions.

Very truly yours, FEDERAL EXPRESS CORPORATION
/s/ PHILLIP C. BLUM
Phillip C. Blum
Vice President

*
Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

The Boeing Company
P.O. Box 3707
Seattle, WA 98124-2207
May 19, 2009
6-1162-RRO-1100
Federal Express Corporation
2955 Republican Drive
Memphis, TN 38118

Attention:	Mr. Kevin Burkhart Managing Director — Aircraft Acquisitions & Sales

Subject:	Aircraft with Delivery Month of [ * ] (MSN 37728)

Reference:	A) Letter 6-1162-RRO-1069 dated December 30, 2008, to Mr. Phil Blum of Federal Express Corporation (Customer) relating to Notice of Excusable Delay for certain Boeing Model 777-FREIGHTER Aircraft

B)    Purchase Agreement 3157 (Purchase Agreement), dated November 7, 2006, between The Boeing Company (Boeing) and Federal Express Corporation (Customer) relating to Model 777-FREIGHTER Aircraft (the Aircraft)

Dear Mr. Burkhart:
Per reference A letter, Boeing advised Customer of a “Notice of Excusable Delay”, for the subject Aircraft and that the revised delivery month for the subject Aircraft will be [ * ]. Boeing is now in a position to return the subject Aircraft to its original delivery month of [ * ]. Boeing feels [ * ].
However, Boeing also understands [ * ]. Thus, in consideration of the strong business relationship between Boeing and FedEx, Boeing agrees that [ * ].
Boeing needs [ * ]. For this reason, Boeing respectfully requests that [ * ].
If you have any questions, please contact me at your earliest convenience.
Sincerely,
/s/ Richard R. Ochs
THE BOEING COMPANY
Richard R. Ochs
Regional Director
Aircraft Contracts
Boeing Commercial Airplane

*
Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.